Exhibit 99.1

NEWS RELEASE

	Contacts:	Quintana Energy Services
Keefer M. Lehner, EVP & CFO
832-518-4094
IR@qesinc.com
FOR IMMEDIATE RELEASE
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
713-529-6600
QES@dennardlascar.com

QUINTANA ENERGY SERVICES INC. RECEIVES NOTICE FROM NYSE REGARDING CONTINUED LISTING REQUIREMENTS

HOUSTON – May 1, 2020 – Quintana Energy Services Inc. (“QES” or the “Company”) (NYSE: QES) announced today that, on April 27, 2020, the Company was notified by the New York Stock Exchange (“NYSE”) of its noncompliance with the NYSE’s continued listing standards because the average closing price of shares of its common stock had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average closing price per share required to maintain continued listing on the NYSE. The Company’s Board of Directors is reviewing all available alternatives to return to compliance with the NYSE’s continued listing standards.

Under the NYSE’s rules, the Company has a period of six months following the receipt of the notice to regain compliance with the minimum share price requirement. However, due to unprecedented market-wide declines as a result of the spread of COVID-19, on April 21, 2020, the U.S. Securities and Exchange Commission (the “SEC”) approved the NYSE proposal to toll the cure period for the minimum share price requirement through June 30, 2020. Consequently, the Company has a period of six months, beginning on July 1, 2020, to regain compliance with the minimum share price requirement. To regain compliance, on the last trading day in any calendar month during the cure period, the Company’s common stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 trading day period ending on the last trading day of such month. During the cure period, subject to the Company’s compliance with other NYSE continued listing requirements, shares of our common stock will continue to be traded on the NYSE under the symbol “QES” but will have an added designation of “.BC” to indicate that the Company currently is not in compliance with the NYSE’s continued listing requirements. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Company’s common stock.

The NYSE notification does not affect our business operations or our SEC reporting requirements and does not result in a default under any of the Company’s material debt agreements.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. Forward-looking statements also include statements that refer to or are based on projections, uncertain events or assumptions. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, the severity and duration of the COVID-19 pandemic, related economic repercussions and the resulting negative impact on demand for oil and gas; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the cyclical nature and volatility of the oil and gas industry, which impacts the level of exploration, production and development activity and spending patterns by E&P companies; and other risks and uncertainties listed in our filings with the SEC, including our Current Reports on Form 8-K that we file from time to time, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

About Quintana Energy Services

QES is a growth-oriented provider of diversified oilfield services to leading onshore oil and natural gas exploration and production companies operating in both conventional and unconventional plays in all of the active major basins throughout the U.S. QES’s primary services include: directional drilling, pressure pumping, pressure control and wireline services. The Company offers a complementary suite of products and services to a broad customer base that is supported by in-house manufacturing, repair and maintenance capabilities. More information is available at website at www.quintanaenergyservices.com.

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